For Immediate Release

Contact: Jerry Baack

President & CEO

Bridgewater Bancshares, Inc.

(952) 893-6866

October 28, 2020

Bridgewater Bancshares, Inc. Appoints
Mohammed Lawal to Board of Directors

St. Louis Park, Minn. – Bridgewater Bancshares, Inc., the parent holding company of Bridgewater Bank, today announced the appointment of Mohammed Lawal to its Board of Directors.

Mr. Lawal is the CEO and Principal Architect of Lawal Scott Erickson Architects, Inc., an entrepreneurial, Twin Cities-based architecture, interior design and planning firm. Lawal is the lead founder of LSE, having established the company in 2011 alongside industry veterans Quin Scott and Ron Erickson. Under Lawal’s leadership, LSE has provided architectural services for various local projects ranging from barbershops and local schools to U.S. Bank Stadium. LSE also specializes in multifamily housing and has helped bring many Twin Cities’ apartments to life through its architecture and design capabilities.

Mohammed joins Bridgewater as an accomplished business leader with over 30 years of experience in design, planning and programming. Beyond his professional highlights, Mohammed serves as a community leader in many capacities, including the LSE Architects Board, Friends of Hennepin County Library Board and MEDA Advisory board. He was also formerly on the KKE Architects board. Mohammed has received a wide range of accolades reflecting his talent and leadership, including the American Institute of Architects Young Architect Award and the esteemed Minneapolis/St. Paul Business Journal “40 under 40” award. He holds a bachelor's degree in architecture from the University of Minnesota - Twin Cities.

“Mohammed is a strong leader who will bring a unique perspective to our board,” says Jerry Baack, Chairman and Chief Executive Officer. “His broad experience – paired with strong network connections – will enhance the perspectives, experience and knowledge of our talented board. We look forward to benefiting from his insights.”

About Bridgewater Bancshares, Inc.
Bridgewater Bancshares, Inc. is a financial holding company headquartered in St. Louis Park, Minnesota. The Company has two wholly owned subsidiaries, Bridgewater Bank, a Minnesota-chartered commercial bank founded in November 2005, and Bridgewater Risk Management, Inc., a captive insurance company founded in December 2016. Bridgewater Bank has seven locations serving clients across the Minneapolis-St. Paul metropolitan statistical area in Minnesota and offers a full array of simple, quality loan and deposit products, primarily for commercial clients. As of June 30, 2020, the Company had total assets of approximately $2.75 billion, total loans of approximately $2.19 billion, total deposits of approximately $2.24 billion and total shareholders’ equity of approximately $257.2 million.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Bridgewater. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks described in the “Risk Factors” sections of reports filed by Bridgewater with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Source: Bridgewater Bancshares, Inc.